Exhibit 99.1

Grace News
Media Relations Rich Badmington +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen +1 410.531.8234 jeremy.rohen@grace.com

Grace Reports Second Quarter 2018 Results Driven by
13% Sales Growth; Raising Full-Year 2018 Adjusted EPS Outlook

•	Net sales up 13.1% driven by the polyolefin catalysts acquisition, higher sales volumes and continued pricing strength

•	Diluted EPS of $0.58, down 9.4%; Adjusted EPS of $1.07, up 27.4%

•	Raising full-year 2018 outlook for Adjusted EPS to $3.90 to $4.00, up from $3.85 to $3.95
COLUMBIA, MD - July 26, 2018 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the second quarter 2018, summarized in the table below, and is raising full-year 2018 Adjusted EPS outlook.

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	2Q18	2Q17	Change
Net sales	485.7	429.5	13.1%
Net sales, constant currency			10.6%
Net income	38.8	43.9	(11.6)%

Adjusted EBIT	119.5	104.0	14.9%
Adjusted EBIT margin	24.6%	24.2%	0.4 pts

Diluted EPS	$0.58	$0.64	(9.4)%
Adjusted EPS	$1.07	$0.84	27.4%
Dividends per share	$0.24	$0.21	14.3%

	YTD 2018	YTD 2017	Change
Net cash provided by operating activities	119.0	140.5	(15.3)%
Adjusted Free Cash Flow	110.1	135.6	(18.8)%

Adjusted EBIT ROIC	20.4%	24.6%	(4.2) pts

•
Second quarter sales of $485.7 million increased 13.1%, up 10.6% on constant currency. 2Q18 sales included 6.5% growth from the polyolefin catalysts acquisition and continued strong demand for our high-value products.

•	Adjusted EBIT of $119.5 million was up 14.9%, and Adjusted EBIT margin was up 40 basis points.

•
Operating cash flow was down 15% and Adjusted Free Cash Flow was down 19% year-over-year, primarily due to higher capital spending of $31.7 million related to our multi-year investment plan to support strategic growth opportunities and productivity initiatives.

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Delivering on Our Strategic Initiatives
"I am very pleased with our strong performance in the first half of 2018, and remain confident about the full year," said Fred Festa, Grace’s Chairman and Chief Executive Officer. "Building on a strong second quarter, we continue to experience solid organic growth and positive customer momentum as we execute our growth strategy."
Grace's strategic framework for profitable growth includes four elements:

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

•	Formalize the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers
Second Quarter Segment Performance
Catalysts Technologies
Catalysts Technologies includes catalysts and additives for refinery, plastics, and other chemical process applications, as well as polypropylene process technology.

Summary Financial Results - Catalysts Technologies
(In $ millions)	2Q18	2Q17	Change
Net sales	364.4	320.5	13.7%
Gross margin	43.5%	40.4%	3.1 pts

Operating income	113.7	101.3	12.2%
Operating margin	31.2%	31.6%	(0.4) pts

•
Second quarter sales of $364.4 million increased 13.7%, up 11.7% on constant currency, including an 8.8% increase from the polyolefin catalysts acquisition and improved average pricing of 1.9%. FCC catalysts pricing improved more than 2% and remains on track to deliver 1 to 2% improvement for the full year, in line with our expectations.

•
Gross margin of 43.5% was up 310 basis points driven primarily by favorable mix and solid demand partially offset by higher raw materials costs. Lower depreciation expense from the change in useful life estimate initiated in 1Q18 contributed approximately 130 basis points.

•
Operating income of $113.7 million increased 12.2% driven by the earnings contribution from the polyolefin catalysts acquisition and higher gross profit. Income from our ART joint venture was $8.2 million, $2.1 million above the prior year quarter.

•
The year-over-year comparison of operating income growth and operating margin, which was down 40 basis points, were negatively impacted by the $10.6 million of business interruption insurance recoveries recorded in 2Q17 that did not repeat in this quarter.

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Materials Technologies
Materials Technologies includes engineered materials for coatings, consumer, pharmaceutical and chemical process applications.

Summary Financial Results - Materials Technologies
(In $ millions)	2Q18	2Q17	Change
Net sales	121.3	109.0	11.3%
Gross margin	39.9%	37.4%	2.5 pts

Operating income	29.6	24.2	22.3%
Operating margin	24.4%	22.2%	2.2 pts

•
Second quarter sales of $121.3 million increased 11.3%, up 7.1% on constant currency, driven by strength in coatings and consumer/pharma and improved average pricing of 1.7%. Our silicas products continue to experience solid demand with sales volumes up 5.4%. Recovery in pharma fine chemicals products is on track, and sales were flat compared with 2Q17. We expect this product line to return to growth in 3Q18.

•
Gross margin of 39.9% increased 250 basis points. Higher volumes, strength in pricing, and favorable product mix were partially offset by higher raw materials costs. Lower depreciation expense from the change in useful life estimate initiated in 1Q18 contributed 100 basis points.

•	Operating income of $29.6 million increased 22.3%, or $5.4 million.
Notable Developments
Leadership Updates

•
Fred Festa will retire as CEO following the company’s board of directors meeting on November 8, 2018, and will remain with the company as non-executive chairman. As previously announced, Hudson La Force will assume the role of CEO at that time in accordance with the Board's established succession and transition plan.

•	The search for the company’s new chief financial officer is progressing as planned; additional updates will be provided at the appropriate time.
Acquisition Update

•
On April 3, 2018, we completed the acquisition of Albemarle's polyolefin catalysts business. In the quarter, the business delivered sales of $28 million and a solid contribution to earnings, in line with our expectations. The integration remains on-track to achieve the projected cost and capital avoidance synergies.

•
In connection with the acquisition, we incurred third-party acquisition-related costs of $6.4 million in 2018. In addition, we avoided a major capital investment to support our growing single-site catalysts business. Accordingly, in 2Q18 we recognized a non-cash, repositioning expense of $8.5 million related to the write-off of prior engineering costs as a result of terminating the expansion project.

Tariffs Update

•
We continue to proactively manage the potential impact of tariffs and closely monitor developments to stay ahead of potential longer-term impacts. At this time, we do not anticipate any supply chain disruptions, or any material economic impacts to our results for the year.

Capital Allocation

•	Capital expenditures: For 2018, we continue to forecast $200 million of capital investments as part of our previously outlined, multi-year investment program to support our strategic growth

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investments and operating excellence initiatives. Year-to-date, we have invested $91 million in capital expenditures, including $50 million to support these initiatives.

•
Share repurchase program: During the quarter, we repurchased $15 million of our common stock, or approximately 209,000 shares, at an average per share price of $70.59. Year-to-date, we have repurchased approximately 723,000 shares for $50 million, at an average per share price of $68.75.

•	Dividend: In Q2, we paid $16 million in cash dividends to shareholders. Year-to-date, we have returned $32 million to shareholders in cash dividends.
Full-Year 2018 Outlook
We are raising our full-year 2018 outlook for Adjusted EPS and raising the lower end of our Adjusted EBIT range, which is presented in the table below.

Full-Year 2018 Outlook
2018 Outlook
(In $ millions, except per share amounts)	Previous Outlook (Apr. 25, 2018)	YoY	Update Outlook (Jul. 26, 2018)	YoY
Sales growth (total)	9% - 11%		9% - 11%
Sales growth (organic)	5% - 7%		5% - 7%
Adjusted EBIT	448 - 460	8% - 11%	450 - 460	9% - 11%
Adjusted EPS	$3.85 - $3.95	13% - 16%	$3.90 - $4.00	15% - 18%
Adjusted Free Cash Flow	225 - 250		225 - 250
Note: We are unable to estimate the annual mark-to-market pension adjustment or 2018 net income or diluted EPS.
Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the Internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 9366679. Investors are advised to dial into the call at least 10 minutes early in order to register.
An audio replay will be available after 1:00 p.m. ET on July 26. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 9366679. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,”

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or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2018	2017	2018	2017
Net sales	$485.7	$429.5	$917.2	$827.5
Cost of goods sold	287.0	262.3	549.0	507.1
Gross profit	198.7	167.2	368.2	320.4
Selling, general and administrative expenses	82.2	69.3	151.5	134.8
Research and development expenses	16.1	13.6	30.8	27.5
Provision for environmental remediation, net	0.5	13.2	0.6	13.2
Equity in earnings of unconsolidated affiliate	(8.2)	(6.1)	(13.6)	(13.1)
Restructuring and repositioning expenses	18.8	5.4	24.4	7.7
Interest expense and related financing costs	19.9	20.1	39.2	39.6
Other (income) expense, net	5.8	(11.4)	3.5	(13.3)
Total costs and expenses	135.1	104.1	236.4	196.4
Income (loss) before income taxes	63.6	63.1	131.8	124.0
(Provision for) benefit from income taxes	(25.0)	(19.6)	(49.8)	(37.6)
Net income (loss)	38.6	43.5	82.0	86.4
Less: Net (income) loss attributable to noncontrolling interests	0.2	0.4	0.4	0.4
Net income (loss) attributable to W. R. Grace & Co. shareholders	$38.8	$43.9	$82.4	$86.8
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Net income (loss)	$0.58	$0.64	$1.22	$1.27
Weighted average number of basic shares	67.3	68.3	67.4	68.3
Diluted earnings per share:
Net income (loss)	$0.58	$0.64	$1.22	$1.27
Weighted average number of diluted shares	67.4	68.4	67.5	68.5
Dividends per common share	$0.24	$0.21	$0.48	$0.42

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$82.0	$86.4
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	50.9	54.2
Equity in earnings of unconsolidated affiliate	(13.6)	(13.1)
Costs related to legacy product, environmental and other claims	4.3	17.0
Cash paid for legacy product, environmental and other claims	(12.6)	(44.2)
Provision for income taxes	49.8	37.6
Cash paid for income taxes	(16.7)	(31.3)
Income tax refunds received	0.1	29.7
Loss on early extinguishment of debt	4.8	—
Interest expense and related financing costs	39.2	39.6
Cash paid for interest	(39.6)	(34.3)
Defined benefit pension expense	7.8	8.2
Cash paid under defined benefit pension arrangements	(57.9)	(7.8)
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	14.8	4.3
Inventories	(50.8)	(3.9)
Accounts payable	34.0	7.4
All other items, net	22.5	(9.3)
Net cash provided by (used for) operating activities	119.0	140.5
INVESTING ACTIVITIES
Capital expenditures	(90.8)	(59.1)
Business acquired, net of cash acquired	(420.9)	—
Other investing activities	12.7	0.3
Net cash provided by (used for) investing activities	(499.0)	(58.8)
FINANCING ACTIVITIES
Borrowings under credit arrangements	983.2	98.8
Repayments under credit arrangements	(541.8)	(61.5)
Cash paid for repurchases of common stock	(49.8)	(30.0)
Cash paid for debt financing costs	(11.8)	(0.2)
Proceeds from exercise of stock options	6.4	12.2
Dividends paid to shareholders	(32.4)	(28.7)
Other financing activities	(3.5)	(3.8)
Net cash provided by (used for) financing activities	350.3	(13.2)
Effect of currency exchange rate changes on cash and cash equivalents	(1.0)	3.5
Net increase (decrease) in cash and cash equivalents	(30.7)	72.0
Cash, cash equivalents, and restricted cash beginning of period	163.5	100.6
Cash, cash equivalents, and restricted cash, end of period	$132.8	$172.6

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$131.5	$152.8
Restricted cash and cash equivalents	1.3	10.7
Trade accounts receivable, less allowance of $11.7 (2017—$11.7)	277.5	285.2
Inventories	307.4	230.9
Other current assets	70.7	49.0
Total Current Assets	788.4	728.6
Properties and equipment, net of accumulated depreciation and amortization of $1,482.4 (2017—$1,463.4)	955.9	799.1
Goodwill	541.2	402.4
Technology and other intangible assets, net	364.5	255.4
Deferred income taxes	535.4	556.5
Investment in unconsolidated affiliate	138.7	125.9
Other assets	78.1	39.1
Total Assets	$3,402.2	$2,907.0
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$23.3	$20.1
Accounts payable	262.5	210.3
Other current liabilities	217.3	217.8
Total Current Liabilities	503.1	448.2
Debt payable after one year	1,963.3	1,523.8
Underfunded and unfunded defined benefit pension plans	452.2	502.4
Other liabilities	188.7	169.3
Total Liabilities	3,107.3	2,643.7
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 67,235,786 (2017—67,780,410)	0.7	0.7
Paid-in capital	472.1	474.8
Retained earnings	625.5	573.1
Treasury stock, at cost: shares: 10,220,841 (2017—9,676,217)	(865.7)	(832.1)
Accumulated other comprehensive income (loss)	55.8	39.9
Total W. R. Grace & Co. Shareholders’ Equity	288.4	256.4
Noncontrolling interests	6.5	6.9
Total Equity	294.9	263.3
Total Liabilities and Equity	$3,402.2	$2,907.0

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2018	2017	% Change	2018	2017	% Change
Net sales:
Catalysts Technologies	$364.4	$320.5	13.7%	$680.2	$614.3	10.7%
Materials Technologies	121.3	109.0	11.3%	237.0	213.2	11.2%
Total Grace net sales	$485.7	$429.5	13.1%	$917.2	$827.5	10.8%
Net sales by region:
North America	$147.4	$120.8	22.0%	$273.4	$236.5	15.6%
Europe Middle East Africa	185.4	163.9	13.1%	364.1	312.6	16.5%
Asia Pacific	124.1	115.5	7.4%	224.3	215.4	4.1%
Latin America	28.8	29.3	(1.7)%	55.4	63.0	(12.1)%
Total net sales by region	$485.7	$429.5	13.1%	$917.2	$827.5	10.8%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$113.7	$101.3	12.2%	$205.8	$182.5	12.8%
Materials Technologies segment operating income	29.6	24.2	22.3%	53.7	49.0	9.6%
Corporate costs	(19.8)	(18.3)	(8.2)%	(36.4)	(34.4)	(5.8)%
Certain pension costs(C)	(4.0)	(3.2)	(25.0)%	(7.8)	(6.3)	(23.8)%
Adjusted EBIT	119.5	104.0	14.9%	215.3	190.8	12.8%
Restructuring and repositioning expenses	(18.8)	(5.4)		(24.4)	(7.7)
Costs related to legacy product, environmental and other claims	(2.8)	(14.9)		(4.3)	(17.0)
Third-party acquisition-related costs	(5.8)	—		(6.7)	—
Income and expense items related to divested businesses	0.6	(0.7)		0.1	(1.0)
Pension MTM adjustment and other related costs, net	—	—		—	(1.9)
Loss on early extinguishment of debt	(4.8)	—		(4.8)	—
Amortization of acquired inventory fair value adjustment	(4.6)	—		(4.6)	—
Interest expense, net	(19.5)	(19.5)	—%	(38.4)	(38.8)	1.0%
(Provision for) benefit from income taxes	(25.0)	(19.6)	(27.6)%	(49.8)	(37.6)	(32.4)%
Income (loss) attributable to W. R. Grace & Co. shareholders	$38.8	$43.9	(11.6)%	$82.4	$86.8	(5.1)%
Diluted EPS	$0.58	$0.64	(9.4)%	$1.22	$1.27	(3.9)%
Adjusted EPS(A)	$1.07	$0.84	27.4%	$1.89	$1.52	24.3%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2018	2017	% Change	2018	2017	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	43.5%	40.4%	3.1 pts	42.5%	39.9%	2.6 pts
Materials Technologies	39.9%	37.4%	2.5 pts	38.2%	38.2%	0.0 pts
Adjusted Gross Margin	42.6%	39.6%	3.0 pts	41.4%	39.4%	2.0 pts
Amortization of acquired inventory fair value adjustment	(1.0)%	—%	(1.0) pts	(0.5)%	—%	(0.5) pts
Pension costs in cost of goods sold	(0.7)%	(0.2)%	(0.5) pts	(0.8)%	(0.4)%	(0.4) pts
Total Grace	40.9%	39.4%	1.5 pts	40.1%	39.0%	1.1 pts
Adjusted EBIT:
Catalysts Technologies	$113.7	$101.3	12.2%	$205.8	$182.5	12.8%
Materials Technologies	29.6	24.2	22.3%	53.7	49.0	9.6%
Corporate, pension, and other	(23.8)	(21.5)	(10.7)%	(44.2)	(40.7)	(8.6)%
Total Grace	119.5	104.0	14.9%	215.3	190.8	12.8%
Depreciation and amortization:
Catalysts Technologies	$21.3	$21.1	0.9%	$40.7	$42.4	(4.0)%
Materials Technologies	3.7	4.8	(22.9)%	8.4	9.5	(11.6)%
Corporate	0.9	1.2	(25.0)%	1.8	2.3	(21.7)%
Total Grace	25.9	27.1	(4.4)%	50.9	54.2	(6.1)%
Adjusted EBITDA:
Catalysts Technologies	$135.0	$122.4	10.3%	$246.5	$224.9	9.6%
Materials Technologies	33.3	29.0	14.8%	62.1	58.5	6.2%
Corporate, pension, and other	(22.9)	(20.3)	(12.8)%	(42.4)	(38.4)	(10.4)%
Total Grace	145.4	131.1	10.9%	266.2	245.0	8.7%
Adjusted EBIT margin:
Catalysts Technologies	31.2%	31.6%	(0.4) pts	30.3%	29.7%	0.6 pts
Materials Technologies	24.4%	22.2%	2.2 pts	22.7%	23.0%	(0.3) pts
Total Grace	24.6%	24.2%	0.4 pts	23.5%	23.1%	0.4 pts
Adjusted EBITDA margin:
Catalysts Technologies	37.0%	38.2%	(1.2) pts	36.2%	36.6%	(0.4) pts
Materials Technologies	27.5%	26.6%	0.9 pts	26.2%	27.4%	(1.2) pts
Total Grace	29.9%	30.5%	(0.6) pts	29.0%	29.6%	(0.6) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Six Months Ended June 30,
(In millions)	2018	2017
Cash flow measure(A):
Net cash provided by (used for) operating activities	$119.0	$140.5
Capital expenditures	(90.8)	(59.1)
Free Cash Flow	28.2	81.4
Cash paid for legacy product, environmental and other claims	12.6	44.2
Cash paid for repositioning	11.2	2.8
Cash paid for restructuring	5.1	7.2
Cash paid for third-party acquisition-related costs	3.0	—
Accelerated defined benefit pension plan contributions	50.0	—
Adjusted Free Cash Flow	$110.1	$135.6

	Four Quarters Ended
(In millions)	June 30, 2018	December 31, 2017
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Adjusted EBIT	$438.5	$412.4
Invested Capital:
Trade accounts receivable	277.5	265.0
Inventories	307.4	236.5
Accounts payable	(262.5)	(199.9)
	322.4	301.6
Other current assets (excluding income taxes)	62.2	35.7
Properties and equipment, net	955.9	749.7
Goodwill	541.2	397.5
Technology and other intangible assets, net	364.5	261.9
Investment in unconsolidated affiliate	138.7	131.9
Other assets (excluding capitalized financing fees)	74.9	31.2
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(157.0)	(124.1)
Other liabilities (excluding income taxes and legacy environmental matters)	(149.6)	(111.6)
Total invested capital	$2,153.2	$1,673.8
Adjusted EBIT Return On Invested Capital	20.4%	24.6%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$0.58				$0.64
Restructuring and repositioning expenses	$18.8	$4.6	$14.2	0.21	$5.4	$2.5	$2.9	0.04
Loss on early extinguishment of debt	4.8	1.1	3.7	0.05	—	—	—	—
Amortization of acquired inventory fair value adjustment	4.6	1.1	3.5	0.05	—	—	—	—
Costs related to legacy product, environmental and other claims	2.8	0.6	2.2	0.03	14.9	5.6	9.3	0.14
Third-party acquisition-related costs	5.8	1.3	4.5	0.07	—	—	—	—
Income and expense items related to divested businesses	(0.6)	(0.1)	(0.5)	(0.01)	0.7	0.3	0.4	0.01
Discrete tax items:
Income tax expense related to historical tax attributes(D)		(4.7)	4.7	0.07		—	—	—
Discrete tax items		(1.1)	1.1	0.02		(0.9)	0.9	0.01
Adjusted EPS(A)				$1.07				$0.84

	Six Months Ended June 30,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$1.22				$1.27
Restructuring and repositioning expenses	$24.4	$5.7	$18.7	0.28	$7.7	$3.3	$4.4	0.06
Loss on early extinguishment of debt	4.8	1.1	3.7	0.05	—	—	—	—
Amortization of acquired inventory fair value adjustment	4.6	1.1	3.5	0.05	—	—	—	—
Costs related to legacy product, environmental and other claims	4.3	1.0	3.3	0.05	17.0	6.4	10.6	0.15
Third-party acquisition-related costs	6.7	1.6	5.1	0.08	—	—	—	—
Income and expense items related to divested businesses	(0.1)	—	(0.1)	—	1.0	0.4	0.6	0.01
Pension MTM adjustment and other related costs, net	—	—	—	—	1.9	0.7	1.2	0.02
Discrete tax items:
Income tax expense related to historical tax attributes(D)		(9.4)	9.4	0.14		—	—	—
Discrete tax items		(1.1)	1.1	0.02		(0.4)	0.4	0.01
Adjusted EPS(A)				$1.89				$1.52

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means net income attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment.

•
Adjusted EPS means diluted EPS adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

•	Net Sales, constant currency means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.

•	Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, and Net Sales, constant currency do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; the effects of acquisitions; and certain other items that are not representative of underlying trends.

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Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow and Net Sales, constant currency do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy product, environmental and other claims, and may exclude income and expenses from restructuring and repositioning activities and divested businesses, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or 2018 net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in the 2018 Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

(D)
The Tax Cuts and Jobs Act of 2017 Global Intangible Low Taxed Income ("GILTI") is a tax on the excess of foreign earnings over a deemed return on the foreign tangible assets (10% of depreciated tax basis). A deduction reduces foreign earnings to GILTI by 50% reducing the tax rate to 10.5%. Additionally, the GILTI tax may be partially offset with foreign tax credits. However, the deduction and the foreign tax credits may not be utilized to offset the GILTI tax or be carried forward if a net operating loss is being utilized.

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NM - Not Meaningful

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